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                           AMENDED AND RESTATED BYLAWS



                                       OF



                            HUDSON CITY BANCORP, INC.





                   AMENDED AND RESTATED AS OF JANUARY 14, 2003







================================================================================



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                                TABLE OF CONTENTS






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                                                                                                              PAGE
                                    ARTICLE I
                                     OFFICES

Section 1.        Registered Office..............................................................................1
Section 2.        Additional Offices.............................................................................1

                                   ARTICLE II
                                  SHAREHOLDERS

Section 1.        Place of Meetings..............................................................................1
Section 2.        Annual Meetings................................................................................1
Section 3.        Special Meetings...............................................................................1
Section 4.        Notice of Meetings.............................................................................1
Section 5.        Waiver of Notice...............................................................................2
Section 6.        Fixing of Record Date..........................................................................2
Section 7.        Quorum.........................................................................................2
Section 8.        Conduct of Meetings............................................................................3
Section 9.        Voting; Voting of Shares in the Name of Two or More Persons....................................3
Section 10.       Proxies........................................................................................3
Section 11.       Inspectors of Election.........................................................................4
Section 12.       Procedure for Nominations......................................................................4
Section 13.       Substitution of Nominees.......................................................................5
Section 14.       New Business...................................................................................6

                                   ARTICLE III
                                  CAPITAL STOCK

Section 1.        Certificates of Stock..........................................................................7
Section 2.        Transfer Agent and Registrar...................................................................7
Section 3.        Registration and Transfer of Shares............................................................7
Section 4.        Lost, Destroyed and Mutilated Certificates.....................................................8
Section 5.        Holder of Record...............................................................................8

                                      -i-
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                                   ARTICLE IV
                               BOARD OF DIRECTORS

Section 1.        Responsibilities; Number of Directors..........................................................8
Section 2.        Qualifications.................................................................................9
Section 3.        Age Limitation of Directors....................................................................9
Section 4.        Regular and Annual Meetings....................................................................9
Section 5.        Special Meetings...............................................................................9
Section 6.        Notice of Meetings; Waiver of Notice...........................................................9
Section 7.        Conduct of Meetings............................................................................9
Section 8.        Quorum and Voting Requirements................................................................10
Section 9.        Informal Action by Directors..................................................................10
Section 10.       Resignation...................................................................................10
Section 11.       Vacancies.....................................................................................10
Section 12.       Compensation..................................................................................10
Section 13.       Amendments Concerning the Board...............................................................10

                                    ARTICLE V
                                   COMMITTEES

Section 1.        Standing Committees...........................................................................11
Section 2.        Executive Committee...........................................................................11
Section 3.        Audit Committee...............................................................................12
Section 4.        Compensation Committee........................................................................12
Section 5.        Nominating and Governance Committee...........................................................13
Section 6.        Other Committees..............................................................................13

                                   ARTICLE VI
                                    OFFICERS

Section 1.        Designation of Executive Officers.............................................................13
Section 2.        Term of Office and Removal....................................................................14
Section 3.        Chairman of the Board.........................................................................14
Section 4.        Chief Executive Officer.......................................................................14
Section 5.        President.....................................................................................14
Section 6.        Chief Operating Officer.......................................................................14
Section 7.        Vice Presidents...............................................................................15
Section 8.        Secretary.....................................................................................15
Section 9.        Treasurer.....................................................................................15
Section 10.       Comptroller...................................................................................15
Section 11.       Other Officers................................................................................15
Section 12.       Compensation of Officers......................................................................15

                                   ARTICLE VII
                                    DIVIDENDS
          ......................................................................................................15

                                      -ii-
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                                  ARTICLE VIII
                                   AMENDMENTS
          ......................................................................................................16

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                                      -iii-
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                                     BYLAWS

                                       OF

                            HUDSON CITY BANCORP, INC.

                                   ARTICLE I

                                     OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office of HUDSON CITY BANCORP, INC. (the "Corporation") in the State of Delaware shall be in the City of Wilmington, County of New Castle.

         SECTION 2. ADDITIONAL OFFICES. The Corporation may also have offices and places of business at such other places, within or without the State of Delaware, as the Board of Directors (the "Board") may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

         SECTION 1. PLACE OF MEETINGS. Meetings of shareholders of the Corporation shall be held at such place, within or without the State of Delaware, as may be fixed by the Board and designated in the notice of meeting. If no place is so fixed, such meetings shall be held at the principal administrative office of the Corporation.

         SECTION 2. ANNUAL MEETINGS. The annual meeting of shareholders of the Corporation for the election of directors and the transaction of any other business which may properly come before such meeting shall be held each year on a date and at a time to be designated by the Board.

         SECTION 3. SPECIAL MEETINGS. Special meetings of shareholders, for any purpose or purposes, may be called at any time only by the Chief Executive Officer or by resolution of at least three-fourths of the directors then in office. Special meetings shall be held on the date and at the time and place as may be designated by the Board. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting.

         SECTION 4. NOTICE OF MEETINGS. Except as otherwise required by law, written notice stating the place, date and hour of any meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting, either personally or by mail not less than

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ten (10) nor more than sixty (60) days before the date of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, with postage thereon prepaid, addressed to the shareholder at his or her address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, or at such other address as the shareholder shall have furnished in writing to the Secretary. Notice of any special meeting shall indicate that the notice is being issued by or at the direction of the person or persons calling such meeting. When any meeting of shareholders, either annual or special, is adjourned to another time or place, no notice of the adjourned meeting need be given, other than an announcement at the meeting at which such adjournment is taken giving the time and place to which the meeting is adjourned; PROVIDED, HOWEVER, that if the adjournment is for more than thirty (30) days, or, if after adjournment, the Board fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         SECTION 5. WAIVER OF NOTICE. Notice of any annual or special meeting need not be given to any shareholder who submits a signed waiver of notice of any meeting, in person or by proxy or by his or her duly authorized attorney-in-fact, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such shareholder, except where a shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose, the Board shall fix a date as the record date for any such determination of shareholders, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. Such date in any case shall be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 6, such determination shall, unless otherwise provided by the Board, also apply to any adjournment thereof. If no record date is fixed,
(a) the record date for determining shareholders entitled to notice of or vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

         SECTION 7. QUORUM. The holders of record of a majority of the total number of votes eligible to be cast in the election of directors, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of shareholders, except as otherwise provided by law, these Bylaws or the Certificate of Incorporation. If less than a majority of such total number of votes is represented at a meeting, a majority of the number of votes so represented may adjourn the meeting from time to time without further notice, PROVIDED, that if such adjournment is for more than thirty (30) days, a notice of the adjourned

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meeting shall be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called. When a quorum is once present to organize a meeting of shareholders, such quorum is not broken by the subsequent withdrawal of any shareholders.

         SECTION 8. CONDUCT OF MEETINGS. The Chairman shall serve as chairman at all meetings of the shareholders or, if the Chairman is absent or otherwise unable to so serve, the President shall serve as chairman. If the President is absent or otherwise unable to so serve, such other person as shall be appointed by a majority of the entire Board shall serve as chairman at any meeting of shareholders. The Secretary or, in his or her absence, such other person as the chairman of the meeting shall appoint, shall serve as secretary of the meeting. The chairman of the meeting shall conduct all meetings of the shareholders in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of such meetings, including such regulation of the manner of voting and the conduct of discussion as he or she shall deem appropriate. The chairman of the meeting shall also have the authority to adjourn the meeting from time to time and from place to place as he or she may deem necessary and in the best interests of the Corporation.

         SECTION 9. VOTING; VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. Except for the election of directors or as otherwise provided by applicable law or regulation, the Certificate of Incorporation or these Bylaws, at all meetings of shareholders, all matters shall be determined by a vote of the holders of a majority of the number of votes eligible to be cast by the holders of the outstanding shares of capital stock of the Corporation present and entitled to vote thereat. Directors shall, except as otherwise required by law, these Bylaws or the Certificate of Incorporation, be elected by a plurality of the votes cast by each class of shares entitled to vote at a meeting of shareholders, present and entitled to vote in the election.

         If ownership of a share of voting stock of the Corporation stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. If an attempt is made to cast conflicting votes by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present, in person or by proxy, at such meeting. If such conflicting votes are evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery of Delaware or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court.

         SECTION 10. PROXIES.   Each shareholder entitled to vote at any meeting
may vote either in person or by proxy. Unless otherwise specified in the Certificate of Incorporation or in a resolution, or resolutions, of the Board providing for the issuance of preferred stock, each shareholder entitled to vote shall be entitled to one vote for each share of capital stock registered in his or her name on the transfer books or records of the Corporation. Each shareholder entitled to vote may authorize another person or persons to act for him or her by proxy. All proxies shall

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be by written instrument, signed by the shareholder or by his or her attorney-in-fact, or by electronic transmission as permitted by law; PROVIDED, that such electronic transmission either sets forth or is submitted with information from which it can be determined that such electronic transmission was authorized by such shareholder. All proxies shall be filed with the Secretary before being voted. No proxy shall be valid after three (3) years from the date of its execution unless otherwise provided in the proxy. The attendance at any meeting by a shareholder who shall have previously given a proxy applicable thereto shall not, as such, have the effect of revoking the proxy. The Corporation may treat any duly executed proxy as not revoked and in full force and effect until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date.

         SECTION 11. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board shall, to the extent required by applicable law, appoint one or more persons, other than officers, directors or nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. Such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the meeting shall make such appointment at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act at the meeting, the vacancy so created may be filled by appointment by the Board in advance of the meeting or at the meeting by the chairman of the meeting. The duties of the inspectors of election shall include determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, receiving votes, ballots or consents, hearing and deciding all challenges and questions arising in connection with the right to vote, counting and tabulating all votes, ballots or consents, determining the results and doing such acts as are proper to the conduct of the election or the vote with fairness to all shareholders. Any report or certificate made by them shall be PRIMA FACIE evidence of the facts stated and of the vote as certified by them. Each inspector shall be entitled to a reasonable compensation for his or her services, to be paid by the Corporation.

         SECTION 12. PROCEDURE FOR NOMINATIONS. Subject to the provisions hereof, the Nominating and Governance Committee shall select, and recommend to the Board for its approval, nominees for election as directors. Except in the case of a nominee substituted as a result of the death, incapacity, withdrawal or other inability to serve of a nominee, the Nominating and Governance Committee shall, upon the approval of the Board, deliver written nominations to the Secretary at least ninety (90) days prior to the date of the annual meeting. Provided the Nominating and Governance Committee makes such nominations, no nominations for directors except those made by the Nominating and Governance Committee and approved by the Board shall be voted upon at the annual meeting of shareholders unless other nominations by shareholders are made in accordance with the provisions of this Section 12. Nominations of individuals for election to the Board at an annual meeting of shareholders may be made by any shareholder of record of the Corporation entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary as set forth in this Section 12. To be timely, a shareholder's notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an election of directors to be held at an annual meeting of shareholders, ninety (90) days in advance of the anniversary of the previous year's annual meeting if the current year's meeting is to be held within 30 days prior to, on the anniversary date of, or after the anniversary of the previous year's annual meeting; and (ii) with respect to an election to be held at an annual meeting of shareholders held at a time other than within the time

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periods set forth in the immediately preceding clause (i), or at a special meeting of shareholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. For purposes of this Section 12, notice shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director,
(i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) such person's written consent to serve as a director, if elected, and (iv) all such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the Corporation is then subject to such rules); and (b) as to the shareholder giving the notice (i) the name, business address and residence address of such shareholder, (ii) the class and number of shares of the Corporation which are owned of record by such shareholder and the dates upon which he or she acquired such shares, (iii) a description of all arrangements or understandings between the shareholder and nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, (iv) the identification of any person employed, retained or to be compensated by the shareholder submitting the nomination or by the person nominated, or any person acting on his or her behalf to make solicitations or recommendations to shareholders for the purpose of assisting in the election of such director, and a brief description of the terms of such employment, retainer or arrangement for compensation, (v) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (vi) a representation whether the shareholder intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the nominee and/or (2) otherwise solicit proxies from shareholders in support of such nomination. At the request of the Secretary , any person nominated by the Nominating and Governance Committee for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee together with the required written consent. The Corporation may also require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 12.

         The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof, and, if he should so determine, shall declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered.

         SECTION 13. SUBSTITUTION OF NOMINEES. In the event that a person is validly designated as a nominee in accordance with Section 12 of this Article II and shall thereafter become unwilling or unable to stand for election to the Board, the Board, upon recommendation

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by the Nominating and Governance Committee, may designate a substitute nominee upon delivery, not fewer than five (5) days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to Section 12 of this Article II had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substituted nominee.

         SECTION 14. NEW BUSINESS. Any new business to be taken up at the annual meeting at the request of the Chief Executive Officer or by resolution of at least three-fourths of the directors then in office shall be stated in writing and filed with the Secretary at least fifteen (15) days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but, except as provided in this Section 14, no other proposal shall be acted upon at the annual meeting. Any proposal offered by any shareholder, may be made at the annual meeting and the same may be discussed and considered, but unless properly brought before the meeting such proposal shall not be acted upon at the meeting. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must be a shareholder of record and have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an annual meeting of shareholders, ninety (90) days in advance of the anniversary of the previous year's annual meeting if current year's meeting is to be held within 30 days prior to, on the anniversary date of, or after the anniversary of the previous year's annual meeting; and (ii) with respect to an annual meeting of shareholders held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. For purposes of this Section 14, notice shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. A shareholder's notice to the Secretary shall set forth as to the matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (b) the name and address of the shareholder proposing such business; (c) the class and number of shares of the Corporation which are owned of record by the shareholder and the dates upon which he or she acquired such shares; (d) the identification of any person employed, retained, or to be compensated by the shareholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to shareholders for the purpose of assisting in the passage of such proposal, and a brief description of the terms of such employment, retainer or arrangement for compensation; (e) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such new business; (f) a representation whether the shareholder intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise solicit proxies from shareholders in support of such proposal;

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and (g) all such other information regarding such proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission or required to be delivered to the Corporation pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the Corporation is then subject to such rules). This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board or the management of the Corporation, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided. This provision shall not constitute a waiver of any right of the Corporation under the proxy rules of the Securities and Exchange Commission or any other rule or regulation to omit a shareholder's proposal from the Corporation's proxy materials.

         The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any new business was not properly brought before the meeting in accordance with the provisions hereof, and, if the chairman should so determine, the chairman shall declare to the meeting that such new business was not properly brought before the meeting and shall not be considered.

                                   ARTICLE III

                                  CAPITAL STOCK

         SECTION 1. CERTIFICATES OF STOCK. Certificates representing shares of stock shall be in such form as shall be determined by the Board. Each certificate shall state that the Corporation will furnish to any shareholder upon request and without charge a statement of the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each class or series of stock and the qualifications or restrictions of such preferences and/or rights, or shall set forth such statement on the certificate itself. The certificates shall be numbered in the order of their issue and entered in the books of the Corporation or its transfer agent or agents as they are issued. Each certificate shall state the registered holder's name and the number and class of shares and shall be signed by the Chairman or the President and the Secretary or any Assistant Secretary, and may, but need not, bear the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificates may be facsimiles. In case any officer or officers who shall have signed any such certificate shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

         SECTION 2. TRANSFER AGENT AND REGISTRAR. The Board shall have the power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class and may require that stock certificates be countersigned and registered by one or more of such Transfer Agents and Registrars.

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         SECTION 3.    REGISTRATION AND TRANSFER OF SHARES. Subject to the
provisions of the Certificate of Incorporation of the Corporation, the name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him or her, the numbers of the certificates covering such shares and the dates of issue of such certificates. Subject to the provisions of the Certificate of Incorporation of the Corporation, the shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, with such guarantee or proof of the authenticity of the signature as the Corporation or its agents may reasonably require and with proper evidence of payment of any applicable transfer taxes. Subject to the provisions of the Certificate of Incorporation of the Corporation, a record shall be made of each transfer.

         SECTION 4. LOST, DESTROYED AND MUTILATED CERTIFICATES. The holder of any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue, or cause to be issued, a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed upon evidence satisfactory to the Corporation of the loss, theft or destruction of the certificate and, in the case of mutilation, the surrender of the mutilated certificate. The Corporation may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his or her legal representatives, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate and the issuance of such new certificate, or may refer such owner to such remedy or remedies as he or she may have under the laws of the State of Delaware.

         SECTION 5. HOLDER OF RECORD. Subject to the provisions of the Certificate of Incorporation of the Corporation, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

         SECTION 1. RESPONSIBILITIES; NUMBER OF DIRECTORS. The business and affairs of the Corporation shall be under the direction of the Board. The Board shall consist of not less than five (5) nor more than twenty-one (21) directors (other than directors elected by the holders of shares of any series of preferred stock). Within the foregoing limits, the number of directors shall be determined only by resolution of the Board. A majority of the entire board, and, in any event not less than three (3) directors, shall be Independent Directors. For these Bylaws, Independent Director shall mean a person who meets the criteria for independence established by the rules and regulations of the stock exchange on which the Corporation's shares are listed and



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who the Board has affirmatively determined does not have a material relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

         SECTION 2.    QUALIFICATIONS. Each director shall be at least eighteen
(18) years of age. No director shall serve on the board of directors of a Insured Depository Institution, bank holding company, financial holding company or thrift holding company, other than the Corporation, its affiliated entities or the Federal Home Loan Bank of New York, while a member of the Board.

         SECTION 3. AGE LIMITATION OF DIRECTORS. Beginning on January 1, 2004, no member of the Board who has reached the age of 75 shall be eligible for re-election. No person shall be eligible for initial election as a director who is seventy years of age or more.

         SECTION 4. REGULAR AND ANNUAL MEETINGS. An annual meeting of the Board for the election of officers shall be held, without notice other than these Bylaws, immediately after, and at the same place as, the annual meeting of the shareholders, or at such other time or place as the Board may fix by resolution. The Board may provide, by resolution, the time and place, within or without the State of Delaware, for the holding of regular meetings of the Board without notice other than such resolution.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the Board may be called for any purpose at any time by or at the request of the Chairman or the President. Special meetings of the Board shall also be called by the Secretary upon the written request, stating the purpose or purposes of the meeting, of at least sixty percent (60%) of the directors then in office, but in any event not less than five (5) directors. The persons authorized to call special meetings of the Board shall give notice of such meetings in the manner prescribed by these Bylaws and may fix any place, within or without the Corporation's regular business area, as the place for holding any special meeting of the Board called by such persons. No business shall be conducted at a special meeting other than that specified in the notice of meeting.


         SECTION 6. MEETINGS OF INDEPENDENT DIRECTORS. Meetings of the Independent Directors in executive session shall be held at least quarterly. The Independent Directors shall designate a lead Independent Director to preside at meetings of the Independent Directors.

         SECTION 7. NOTICE OF MEETINGS; WAIVER OF NOTICE. Except as otherwise provided in Section 4 of this Article IV, notice of each meeting shall be mailed or otherwise given to each director at least two (2) business days before the day of the meeting to his or her address shown in the records of the Corporation, except in the case of an emergency, in the discretion of the Chairman or the President, shorter oral notice may be given. The purpose of any special meeting shall be stated in the notice. Such notice shall be deemed given when sent or given to any mail or courier service or company providing electronic transmission service. Any director may waive notice of any meeting by submitting a signed waiver of notice with the Secretary, whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 8. CONDUCT OF MEETINGS. Meetings of the Board shall be presided over by the Chairman or such other director or officer as the Chairman shall designate. If the Chairman is absent or otherwise unable to preside over the meeting, the presiding officer shall be the President. If the President is absent or otherwise unable to preside over the meeting, the presiding officer shall be such other person as shall be appointed by a majority of the Board. The Secretary or, in his absence, a person appointed by the Chairman (or other presiding person), shall act as secretary of the meeting. The Chairman (or other person presiding) shall conduct all meetings of the Board in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of Board meetings. Any one or more directors may participate in a meeting of the Board or a committee of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting.

         SECTION 9. QUORUM AND VOTING REQUIREMENTS. A quorum at any meeting of the Board shall consist of not less than a majority of the directors then in office or such greater number as shall be required by law, these Bylaws or the Certificate of Incorporation, but not less than one-third (1/3) of the total number. If less than a required quorum is present, the majority of those directors present shall adjourn the meeting to another time and place without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a majority vote of the directors present at a meeting, if a quorum is present, shall constitute an act of the Board.

         SECTION 10. INFORMAL ACTION BY DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

         SECTION 11. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

         SECTION 12. VACANCIES. To the extent not inconsistent with the Certificate of Incorporation and subject to the limitations prescribed by law and the rights of holders of Preferred Stock, vacancies in the office of director, including vacancies created by newly created directorships resulting from an increase in the number of directors, shall be filled only by a vote of a majority of the directors then holding office, whether or not a quorum, at any regular or special meeting of the Board called for that purpose. Subject to the rights of holders of Preferred Stock, no person shall be so elected a director unless nominated by the Nominating and Governance Committee. Subject to the rights of holders of Preferred Stock, any director so elected shall serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor shall be elected and qualified.

         SECTION 13. COMPENSATION. From time to time, as the Compensation Committee and the Board deem necessary, the Board shall fix the compensation of directors and officers of the Corporation in such one or more forms as the Board may determine.

         SECTION 14. AMENDMENTS CONCERNING THE BOARD. The number and other restrictions and qualifications for directors of the Corporation as set forth in these Bylaws may be altered only by a vote, in addition to any vote required by law, of two-thirds of the entire Board or by the affirmative vote of the holders of record of not less than eighty percent (80%) of the total votes eligible to be cast by holders of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors at a meeting of the shareholders called for that purpose.

                                   ARTICLE V

                                   COMMITTEES

         SECTION 1. STANDING COMMITTEES. The Board of Directors shall designate from their own number, by resolution, the following committees:

          (a)  Executive Committee

          (b)  Audit Committee

          (c)  Compensation Committee

          (d)  Nominating and Governance Committee

which shall be standing committees of the Board. The Nominating and Governance Committee shall recommend to the Board for its approval the directors to serve as members of each committee, except that the Nominating and Governance Committee shall not make recommendations as to its own members. The Board, upon the recommendation of the Nominating and Governance Committee, shall appoint a director to fill any vacancy on any committee of the Board. Notwithstanding the foregoing, the Board shall fill vacancies on the Nominating and Governance Committee, with recommendation by the Nominating and Governance Committee. The members of the committees shall serve at the pleasure of the Board.

         SECTION 2. EXECUTIVE COMMITTEE. There shall be an Executive Committee of the Board, consisting of at least five (5) members, as shall be appointed by Board resolution or these Bylaws. The Chairman the Chief Executive Officer, the President and the Chief Operating Officer shall be ex-officio members of the Executive Committee, with power to vote on all matters so long as they are also directors of the Corporation. A majority of the members of the Executive Committee, and, in any event not less than three (3) members, shall be non-officer directors. A quorum shall consist of at least four (4) members of the Executive Committee, a majority of whom must be non-officer directors, or such other number of members as the Board may establish by resolution. The vote of a majority of members present at any meeting at which a quorum exists including the presiding member, who shall be eligible to vote, shall constitute the action of the Executive Committee.

         The Chairman, the President, or such other director or officer as the Board shall designate, shall serve as chairman of the Executive Committee. If the office of the Chairman is vacant, the President shall serve as chairman of the Executive Committee. In the absence of the chairman of the Executive Committee, the committee shall designate, from among its membership present, a person to preside at any meeting held in such absence. The Executive Committee shall designate, from its membership or otherwise, a secretary who shall report to the Board at its next regular meeting all proceedings and actions taken by the Executive Committee. The Executive Committee shall meet as necessary at the call of the Chairman, the Chief Executive Officer or at the call of a majority of the members of the Executive Committee.

         The Executive Committee shall, to the extent not inconsistent with law, these Bylaws, the Certificate of Incorporation or resolutions adopted by the Board, exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation in the intervals between the meetings of the Board.

         SECTION 3. AUDIT COMMITTEE. The Audit Committee shall consist of at least three (3) members whose background and experience are financial and/or business management related, none of whom shall be an officer or employee of the Corporation or receive a fee or other compensation from the Corporation (other than for board service) and each of whom must be an Independent Director. At least one member of the Audit Committee must be a financial expert, as determined by the Board, consistent with the applicable rules and regulations of the Securities and Exchange Commission and the applicable rules and regulations of the stock exchange on which the Corporation's shares are listed. . At any regular meeting of the Board, any director who is otherwise eligible to serve on the Audit Committee may be elected to fill a vacancy that has occurred on the Audit Committee. The Board shall, upon recommendation by the Nominating and Governance Committee, designate one member of the committee to serve as chairman of the committee. The Audit Committee shall meet at least quarterly, at the call of the chairman of the committee and may hold such additional meetings as the chairman of the committee may deem necessary, to examine, or cause to be examined, the records and affairs of the Corporation to determine its true financial condition, and shall present a report of examination to the Board at the Board's next regular meeting following the meeting of the Audit Committee. The committee shall appoint, from its membership or otherwise, a secretary who shall cause to be kept written minutes of all meetings of the committee. The Audit Committee shall make, or cause to be made, such other examinations as it may deem advisable or whenever so directed by the Board and shall report thereon in writing at a regular meeting of the Board. The Audit Committee shall have the sole authority to appoint or replace the independent auditors, subject to shareholder ratification, and shall approve all audit engagement fees and terms and non-audit engagements with the independent auditors in accordance with current regulations and the committee's charter. The Audit Committee shall review and approve all related-party transactions. The Audit Committee shall arrange for such legal or other assistance as it may deem necessary or desirable. The Audit Committee shall prepare a committee charter which shall be reviewed annually by the committee and approved and adopted by the committee and the Board. The Audit Committee shall review and evaluate the procedures and performance of the Corporation's independent auditors and internal auditing staff. The Audit Committee shall perform all duties otherwise set forth in its charter. A quorum shall consist of at least one-third of the members of the committee, and in no event less than two (2) members of the committee. The vote of a majority of members present at any meeting at which a quorum exists including the presiding member, who shall be eligible to vote, shall constitute the action of the Audit Committee.

         SECTION 4. COMPENSATION COMMITTEE. The Compensation Committee shall consist of at least three (3) members, each of whom shall be an Independent Director. The Board, upon recommendation by the Nominating and Governance Committee, shall designate one member of the committee to serve as chairman of the Compensation Committee, who shall have the authority to adopt and establish procedural rules for the conduct of all meetings of the committee.

         The Compensation Committee shall meet at least annually at the call of the chairman of the committee, and may hold such additional meetings as the chairman may deem necessary. A quorum shall consist of at least one-third of the voting members of the Compensation Committee, and in no event less than two (2) voting members of the committee. The vote of a majority of the voting members present at any meeting at which a quorum exists, including the chairman of the committee who shall be eligible to vote, shall constitute the action of the Compensation Committee. The committee shall appoint, from its membership or otherwise, a secretary who shall cause to be kept written minutes of all meetings of the committee. The Compensation Committee shall prepare a committee charter which shall be reviewed annually by the committee and approved and adopted by the committee and the Board.

         The Compensation Committee shall be responsible for recommending to the Board the compensation, employment arrangements and benefit programs for officers of the Corporation and its subsidiaries.

         SECTION 5. NOMINATING AND GOVERNANCE COMMITTEE. The Nominating and Governance Committee shall consist of at least three (3) members, each of whom shall be an Independent Director. Notwithstanding the foregoing, no director shall serve on the Nominating and Governance Committee in any capacity in any year during which such director's term as a director is scheduled to expire. The Nominating and Governance Committee shall review qualifications of and interview candidates for the Board and shall make recommendations to the Board for nominations for election of board members in accordance with the provisions of these Bylaws . The Nominating and Governance Committee shall recommend to the Board for its approval directors to serve as members of each committee of the Board and recommend a chairman thereof in accordance with the provisions of these Bylaws. Notwithstanding the foregoing, the members and chair of the Nominating and Governance Committee shall be appointed by the Board, without recommendation by the committee. The Nominating and Governance Committee shall develop and recommend to the Board for approval, corporate governance guidelines which set forth policies and procedures which are to be followed by the Board in matters of corporate governance. A quorum shall consist of at least one-third of the members of the committee, and in no event less than two (2) members of the committee. The vote of a majority of members present at any meeting at which a quorum exists including the presiding member, who shall be eligible to vote, shall constitute the action of the Nominating and Governance Committee. The Nominating and Governance Committee shall prepare a committee charter which shall be reviewed annually by the committee and approved and adopted by the committee and the Board.

         SECTION 6. OTHER COMMITTEES. The Board may by resolution authorize such other committees as from time to time it may deem necessary or appropriate for the conduct of the business of the Corporation. The members of each committee so authorized shall be appointed by the Board from members of the Board, upon recommendation by the Nominating and Governance Committee. In addition, the Chairman and the President may be ex-officio members of each such committee. Each such committee shall exercise such powers as may be assigned by the Board to the extent not inconsistent with law, these Bylaws, the Certificate of Incorporation or resolutions adopted by the Board.

                                   ARTICLE VI

                                    OFFICERS

         SECTION 1. DESIGNATION OF EXECUTIVE OFFICERS. The Board shall, at each annual meeting, elect a President and a Secretary, and may elect a Chairman and such other officers as the Board from time to time may deem necessary or the business of the Corporation may require. The Nominating and Governance Committee shall recommend, and the Board shall designate, either the Chairman or the President as the Chief Executive Officer, and the Nominating and Governance Committee may recommend, and the Board may designate, the President or an Executive Vice President to be the Chief Operating Officer. Any number of offices may be held by the same person except that no person may simultaneously hold the offices of President and Secretary.

         The election of all officers shall be made only by a vote of a majority of the entire Board. If such election is not held at the meeting held annually for the election of officers, such officers may be so elected at any subsequent regular meeting or at a special meeting called for that purpose, in the same manner above provided. Each person elected shall have such authority, bear such title and perform such duties as provided in these Bylaws and as the Board may prescribe from time to time. All officers elected or appointed by the Board shall assume their duties immediately upon their election and shall hold office at the pleasure of the Board. Whenever a vacancy occurs among the officers, it may be filled at any regular or special meeting called for that purpose, in the same manner as above provided.

         SECTION 2. TERM OF OFFICE AND REMOVAL. Each officer shall serve until his or her successor is elected and duly qualified, the office is abolished or he or she is removed. Any officer may be removed at any regular or special meeting of the Board called for that purpose, with or without cause, by an affirmative vote of a majority of the entire Board.

         SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall perform such duties as the Board may from time to time assign to him or her, including, but not

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

limited to, presiding at all meetings of the shareholders, the Board and the Executive Committee. The Chairman of the Board also shall have such powers and duties as are generally incident to the position of Chairman.

         SECTION 4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be so designated by the Board and may also hold the title of Chairman of the Board, and/or President. The Chief Executive Officer of the Corporation, subject to the direction of the Board, shall be responsible for assuring that the policy decisions of the Board are implemented as formulated. The Chief Executive Officer shall be responsible, in consultation with such officers and members of the Board as he or she deems appropriate, for planning the growth of the Corporation. The Chief Executive Officer shall be responsible for shareholder relations, relations with investments bankers, other similar financial institutions and financial advisors, and shall be empowered to designate officers of the Corporation and its subsidiaries to assist in such activities. The Chief Executive Officer shall be principally responsible for exploring opportunities for mergers, acquisitions and new business. The Chief Executive Officer shall have the general supervision and direction of all of the Corporations officers, subject to and consistent with policies enunciated by the Board. The Chief Executive Officer shall be authorized to sign instruments in the name of the Corporation. The Chief Executive Officer shall have such other powers as may be assigned to such officer by the Board or its committees. The Chief Executive Officer shall be a member ex-officio, with power to vote on all matters, of all committees of the Board, except the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, subject to the limitations prescribed by law and applicable stock exchange listing requirements.

         SECTION 5. PRESIDENT. The President shall be the Chief Executive Officer or the Chief Operating Officer of the Corporation, as determined by the Board, and shall be subject to the direction of the Board. The President shall perform such duties as from time to time may be assigned to him by these Bylaws, the Board or the Chairman. The President shall be a member ex-officio, with power to vote on all matters, of all committees of the Board, except the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, subject to the limitations prescribed by law and applicable stock exchange listing requirements.

         In the absence of or disability of the Chairman, or if the office of the Chairman is vacant by reason of death, resignation, failure of the Board to elect a Chairman or otherwise, the President or such other person who the Board shall designate, shall exercise the powers and perform the duties which otherwise would fall upon the Chairman.

         SECTION 6. CHIEF OPERATING OFFICER. The Chief Operating Officer shall have the general supervision and direction of all of the Corporation's operations and personnel, subject to and consistent with policies enunciated by the Board and the direction of the Chief Executive Officer. The Chief Operating Officer shall, under authority given to him or her, sign instruments in the name of the Corporation. The Chief Operating Officer shall have such other powers and duties as may be assigned to him by the Board, its committees or the Chief Executive Officer.

         SECTION 7. VICE PRESIDENTS. Executive Vice Presidents, Senior Vice Presidents, First Vice Presidents and Vice Presidents may be appointed by the Board to perform such duties as may be prescribed by these Bylaws, the Board or the Chief Executive Officer and the Chief Operating Officer as permitted by the Board.

         SECTION 8. SECRETARY. The Secretary shall attend all meetings of the Board and of the shareholders and shall record, or cause to be recorded, all votes and minutes of all proceedings of the Board and of the shareholders in a book or books to be kept for that purpose. The Secretary shall perform such executive and administrative duties as may be assigned by the Board, any committee of the Board, the lead Independent Director, the Chairman, the Chief Executive Officer, the President or the Chief Operating Officer. The Secretary shall have charge of the seal of the Corporation, shall submit such reports and statements as may be required by law or by the Board, shall conduct all correspondence relating to the Board and its proceedings, shall provide support to the Board in connection with corporate governance matters and shall have such other powers and duties as are generally incident to the office of Secretary and as may be assigned to him or her by the Board, any committee of the Board, the lead Independent Director, the Chairman, the Chief Executive Officer, the President or the Chief Operating Officer.

         SECTION 9. TREASURER. The Treasurer shall perform all acts and duties as are generally incident to the office of the Treasurer.

         SECTION 10. COMPTROLLER. The Comptroller shall be responsible for the maintenance of adequate internal systems and records. The Comptroller shall maintain the general books of the Corporation relating to all assets, liabilities, receipts, disbursements and other financial transactions, and shall see that all expenditures are made in accordance with procedures duly established from time to time. The Comptroller shall prepare or cause to be prepared all reports pertinent to his office as may be required by the Board or regulatory authorities.

         SECTION 11. OTHER OFFICERS. Other officers appointed by the Board shall have such authority and shall perform such duties as may be assigned to them, from time to time, by the Board or the Chief Executive Officer.

         SECTION 12. COMPENSATION OF OFFICERS. The compensation of all officers shall be fixed from time to time by the Board, upon the recommendation of the Compensation Committee.

                                  ARTICLE VII

                                    DIVIDENDS

                  The Board shall have the power, subject to the provisions of law and the requirements of the Certificate of Incorporation, to declare and pay dividends out of surplus (or, if no surplus exists, out of net profits of the Corporation, for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except where there is an impairment of capital stock), to pay such dividends to the shareholders in cash, in property or in shares of the capital stock of the Corporation and to fix the date or dates for the payment of such dividends.

                                  ARTICLE VIII

                                   AMENDMENTS

                  These Bylaws, except as provided by applicable law or the Certificate of Incorporation, or as otherwise set forth in these Bylaws, may be amended or repealed at any regular or special meeting of the entire Board by the vote of two-thirds of the members of the entire Board; PROVIDED, HOWEVER, that
(a) a notice specifying the change or amendment shall have been given at a previous regular meeting and entered in the minutes of the Board; (b) a written statement describing the change or amendment shall be made in the notice delivered to the directors of the meeting at which the change or amendment shall be acted upon; and (c) any Bylaw made by the Board may be altered, amended, rescinded or repealed by the holders of shares of capital stock entitled to vote thereon at any annual meeting or at any special meeting called for that purpose in accordance with the percentage requirements set forth in the Certificate of Incorporation and/or these Bylaws. Notwithstanding the foregoing, any provision of these Bylaws that contains a supermajority voting requirement shall only be altered, amended, rescinded or repealed by a vote of the Board or holders of capital stock entitled to vote thereon that is not less than the supermajority specified in such provision.